Exhibit 99.1
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                                              NEWS RELEASE FOR IMMEDIATE RELEASE
                                                   For More Information Contact:
                                                            Timothy Kasmoch, CEO
                                                 info@nviro.com   (419) 535-6374
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         N-VIRO INTERNATIONAL CORPORATION ANNOUNCES BUSINESS EXPANSION

TOLEDO Ohio, Tuesday, August 19, 2008 - N-Viro International Corp. (OTC BB/NVIC.OB) ("N-Viro" or "the Company") has received a purchase order from the Tohopekaliga Water Authority ("TWA") for the treatment of their biosolids. This arrangement allows the Company's wholly-owned subsidiaries, Florida N-Viro and Bio Mineral Transportation, to transport and process all biosolids processed by TWA.

The TWA South Bermuda Waste Water facility serves as a central biosolids facility for all wastewater treatment plants within the TWA. N-Viro will transport product from South Bermuda to our Florida N-Viro facility in Daytona Beach, Florida. Once received, the biosolids will be processed utilizing our patented N-Viro process to achieve Class AA standards as required by Florida regulations. The end product will be safe and easy to use, and will be sold locally as N-Viro Soil TM .

The purchase order was issued to Florida N-Viro on August 11, 2008 and totals over $270,000 for services to be provided during the next two months. N-Viro anticipates additional purchase orders to be issued and expects the project to exceed $1,000,000 in annual revenue. TWA had been internally disposing of South Bermuda biosolids and has now chosen Florida N-Viro because of cost concerns regarding overtime and equipment depreciation.

Additionally, N-Viro International has been established by the TWA as a sole-source treatment and disposal solution. The intent of our relationship is to offer an immediate, reliable and cost-effective solution to the TWA. Further discussions with TWA and the Company will be directed towards our N-Viro Fuel TM process and how this can further enhance their long-term solution.

Timothy R Kasmoch, CEO and President of N-Viro International had these comments:
"This is an exciting opportunity for N-Viro. Aside from the long-term expectations, we know this opportunity will elevate the Company's revenues. With the TWA relationship moving forward during our third quarter, we are excited that N-Viro could generate positive cash from operations or even net profit for the quarter and beyond."

About  NVIC
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More  information  about  N-Viro International can be obtained by contacting the office  or  on  the  Internet  at  www.nviro.com  or  by  e-mail  inquiry  to
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info@nviro.com.
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Special  Cautionary  Note  Regarding  Forward-Looking  Statements
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The  Company  cautions  that  words  used  in  this  document such as "expects,"
"anticipates," "believes" and "may," as well as similar words and expressions used herein, identify and refer to statements describing events that may or may not occur in the future. These forward-looking statements and the matters to which they refer are subject to considerable uncertainty that may cause actual results to be materially different from those described herein. For example, while the Company expects to achieve certain revenues under the contractual arrangement with the Tohopekaliga Water Authority, actual results will depend on, among other things, the amount of biosolids produced for treatment. Further, the success and profitability of the project would depend on the actual revenues and expenses of the Company, which may differ from the Company's estimates. Factors that may cause expenses to differ from the Company's expectations include, fuel and transportation costs, labor costs and costs relating to the treatment and processing of the biosolids and creation of the N-Viro fuel. In addition, while the Company believes that trends in sludge treatment are moving in favor of the Company's technology, such trends may not continue or may never result in increased sales or profits to the Company because of the availability of competing processes. All of these factors, and other factors, will affect the viability and profitability of the development, construction and operation of new facilities utilizing the Company's technologies. Additional information about these and other factors that may adversely affect these forward-looking statements are contained in the Company's reports, including its Annual Report on Form 10-KSB, and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.